                                                                      EXHIBT 4.3



                                  $50,000,000*

              10 1/2% Convertible Subordinated Debentures due 2002


                    -----------------------------------------

                          CAPSTONE CAPITAL CORPORATION




                                    INDENTURE




                           Dated as of March 30, 1995



                       AMSOUTH BANK OF ALABAMA, as Trustee


                    -----------------------------------------




--------

* $57,500,000 if the Over-Allotment Option is exercised in full.

                              CROSS-REFERENCE TABLE

      TI                                                                                   INDENTURE
    SECTION                                                                                 SECTION
    -------                                                                                 -------

   310(a)(1)............................................................................      7.10
      (a)(2)............................................................................      7.10
      (a)(3)............................................................................      N.A.
      (a)(4)............................................................................      N.A.
      (a)(5)............................................................................      7.10
      (b)...............................................................................      7.8; 7.10
      (c)...............................................................................      N.A.
   311(a)...............................................................................      7.11
      (b)...............................................................................      7.11
      (c)...............................................................................      N.A.
   312(a)...............................................................................      2.5
      (b)...............................................................................      14.3
      (c)...............................................................................      14.3
   313(a)...............................................................................      7.6
      (b)(1)............................................................................      7.6
      (b)(2)............................................................................      7.6
      (c)...............................................................................      7.6; 14.2
      (d)...............................................................................      7.6
   314(a)...............................................................................      4.7; 14.2
      (b)...............................................................................      N.A.
      (c)(1)............................................................................      2.2; 7.2; 14.4
      (c)(2)............................................................................      7.2; 14.4
      (c)(3)............................................................................      N.A.
      (d)...............................................................................      N.A.
      (e)...............................................................................      14.5
      (f)...............................................................................      N.A.
   315(a)...............................................................................      7.1(b)
      (b)...............................................................................      7.5; 14.2
      (c)...............................................................................      7.1(a)
      (d)...............................................................................      7.1(c)
      (e)...............................................................................      6.13
   316(a)(last sentence)................................................................      2.9
      (a)(1)(A).........................................................................      6.11
      (a)(1)(B).........................................................................      6.12
      (a)(2)............................................................................      N.A.
      (b)...............................................................................      6.8, 6.12
      (c)...............................................................................      10.5
   317(a)(1)............................................................................      6.3
      (a)(2)............................................................................      6.4
      (b)...............................................................................      2.4
   318(a)...............................................................................      14.1

--------------

N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS


                                            ARTICLE I

                             DEFINITIONS AND INCORPORATION BY REFERENCE

                                                                                                         PAGE
                                                                                                         ----

Section 1.1     Definitions.............................................................................. 1
Section 1.2     Incorporation by Reference of TIA........................................................ 9
Section 1.3     Rules of Construction.................................................................... 10

                                           ARTICLE II

                                         THE DEBENTURES

Section 2.1     Form and Dating.......................................................................... 10
Section 2.2     Execution and Authentication............................................................. 11
Section 2.3     Registrar, Paying Agent and Conversion Agent............................................. 12
Section 2.4     Paying Agent to Hold Assets in Trust..................................................... 13
Section 2.5     Debentureholder Lists.................................................................... 14
Section 2.6     Transfer and Exchange.................................................................... 14
Section 2.7     Replacement Debentures....................................................................16
Section 2.8     Outstanding Debentures....................................................................16
Section 2.9     Treasury Debentures...................................................................... 17
Section 2.10    Temporary Debentures......................................................................17
Section 2.11    Cancellation............................................................................. 18
Section 2.12    Defaulted Interest....................................................................... 18
Section 2.13    CUSIP Numbers............................................................................ 20

                                           ARTICLE III

                                           REDEMPTION

Section 3.1     Right of Redemption...................................................................... 20
Section 3.2     Notices to Trustee....................................................................... 21
Section 3.3     Selection of Debentures to Be Redeemed................................................... 21
Section 3.4     Notice of Redemption..................................................................... 21
Section 3.5     Effect of Notice of Redemption........................................................... 23
Section 3.6     Deposit of Redemption Price.............................................................. 23
Section 3.7     Debentures Redeemed in Part.............................................................. 24

                                           ARTICLE IV

                                            COVENANTS

Section 4.1     Payment of Debentures.................................................................... 24
Section 4.2     Maintenance of Office or Agency.......................................................... 25
Section 4.3     Corporate Existence...................................................................... 25
Section 4.4     Payment of Taxes and Other Claims........................................................ 26
Section 4.5     Maintenance of Properties and Insurance.................................................. 26
Section 4.6     Compliance Certificate; Notice of Default................................................ 26

                                                                                                         PAGE
                                                                                                         ----

Section 4.7     SEC Reports.............................................................................. 27
Section 4.8     Limitation on Status as Investment Company............................................... 28
Section 4.9     Waiver of Stay, Extension or Usury Laws.................................................. 28

                                            ARTICLE V

                                      SUCCESSOR CORPORATION

Section 5.1     When Company May Merge, Etc.............................................................. 29
Section 5.2     Successor Corporation Substituted........................................................ 30

                                           ARTICLE VI

                                 EVENTS OF DEFAULT AND REMEDIES

Section 6.1     Events of Default........................................................................ 30
Section 6.2     Acceleration of Maturity Date; Rescission
                and Annulment............................................................................ 33
Section 6.3     Collection of Indebtedness and Suits
                for Enforcement by Trustee............................................................... 35
Section 6.4     Trustee May File Proofs of Claim......................................................... 36
Section 6.5     Trustee May Enforce Claims Without
                Possession of Debentures ................................................................ 37
Section 6.6     Priorities............................................................................... 37
Section 6.7     Limitation on Suits...................................................................... 38
Section 6.8     Unconditional Right of Holders to
                Receive Principal, Premium and Interest.................................................. 38
Section 6.9     Rights and Remedies Cumulative........................................................... 39
Section 6.10    Delay or Omission Not Waiver............................................................. 39
Section 6.11    Control by Holders....................................................................... 39
Section 6.12    Waiver of Past Default................................................................... 40
Section 6.13    Undertaking for Costs.................................................................... 40
Section 6.14    Restoration of Rights and Remedies....................................................... 41

                                           ARTICLE VII

                                             TRUSTEE

Section 7.1     Duties of Trustee........................................................................ 41
Section 7.2     Rights of Trustee........................................................................ 43
Section 7.3     Individual Rights of Trustee............................................................. 44
Section 7.4     Trustee's Disclaimer..................................................................... 44
Section 7.5     Notice of Default........................................................................ 44
Section 7.6     Reports by Trustee to Holders............................................................ 45
Section 7.7     Compensation and Indemnity............................................................... 45
Section 7.8     Replacement of Trustee................................................................... 46
Section 7.9     Successor Trustee by Merger, Etc......................................................... 48
Section 7.10    Eligibility; Disqualification............................................................ 48
Section 7.11    Preferential Collection of Claims
                against Company.......................................................................... 48
Section 7.12    No Bond.................................................................................. 48
Section 7.13    Condition to Action...................................................................... 48

                                          ARTICLE VIII

                                   SATISFACTION AND DISCHARGE

                                                                                                         PAGE
                                                                                                         ----

Section 8.1     Satisfaction, Discharge of the Indenture and
                Defeasance of the Debentures ............................................................ 49
Section 8.2     Survival of Certain Obligations.......................................................... 50
Section 8.3     Acknowledgment of Discharge by Trustee................................................... 51
Section 8.4     Application of Trust Assets.............................................................. 51
Section 8.5     Repayment to the Company................................................................. 51
Section 8.6     Reinstatement............................................................................ 52

                                           ARTICLE IX

                               AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1     Supplemental Indentures Without Consent
                of Holders............................................................................... 52
Section 9.2     Amendments, Supplemental Indentures and
                Waivers With Consent of Holders.......................................................... 53
Section 9.3     Compliance with TIA...................................................................... 55
Section 9.4     Revocation and Effect of Consents........................................................ 55
Section 9.5     Notation on or Exchange of Debentures.................................................... 56
Section 9.6     Trustee to Sign Amendments, Etc.......................................................... 56

                                            ARTICLE X

                                  MEETINGS OF DEBENTUREHOLDERS

Section 10.1    Purposes for Which Meetings May Be Called................................................ 57
Section 10.2    Manner of Calling Meetings............................................................... 57
Section 10.3    Call of Meetings by Company or Holders................................................... 58
Section 10.4    Who May Attend and Vote at Meetings...................................................... 59
Section 10.5    Regulations May Be Made by Trustee; Conduct of
                the Meeting; Voting Rights; Adjournment.................................................. 59
Section 10.6    Voting at the Meeting and Record to Be Kept.............................................. 60
Section 10.7    Exercise of Rights of Trustee or
                Debentureholders May Not Be Hindered
                or Delayed by Call of Meeting............................................................ 61

                                           ARTICLE XI

                                          SUBORDINATION

Section 11.1    Debentures Subordinated to Senior
                Indebtedness............................................................................. 61
Section 11.2    No Payment on or Acceleration of Debentures
                in Certain Circumstances................................................................. 62
Section 11.3    Debentures Subordinated to Prior Payment
                of All Senior Indebtedness on Acceleration
                of Principle of Debentures or on Dissolution,
                Liquidation or Reorganization............................................................ 64

                                                                                                         PAGE
                                                                                                         ----

Section 11.4    Debentureholders to Be Subrogated to Rights
                of Holders of Senior Indebtedness........................................................ 66
Section 11.5    Obligations of the Company Unconditional................................................. 66
Section 11.6    Trustee Entitled to Assume Payments Not
                Prohibited in Absence of Notice.......................................................... 67
Section 11.7    Application by Trustee of Assets Deposited
                with It.................................................................................. 68
Section 11.8    Subordination Rights Not Impaired by Acts
                or Omissions of the Company or Holders of
                Senior Indebtedness...................................................................... 68
Section 11.9    Debentureholders Authorize Trustee to
                Effectuate Subordination of Debentures................................................... 69
Section 11.10   Right of Trustee to Hold Senior Indebtedness............................................. 70
Section 11.11   Article XI Not to Prevent Events of Default.............................................. 70
Section 11.12   No Fiduciary Duty of Trustee to Holders of
                Senior Indebtedness...................................................................... 70

                                           ARTICLE XII

                                   RIGHT TO REQUIRE REPURCHASE

Section 12.1    Repurchase of Debentures at Option of the Holder
                Upon Change of Control................................................................... 71
Section 12.2    Notices; Method of Exercising Repurchase
                Right, Etc............................................................................... 71

                                          ARTICLE XIII

                                    CONVERSION OF DEBENTURES

Section 13.1    Right of Conversion; Conversion Price.................................................... 74
Section 13.2    Issuance of Shares on Conversion......................................................... 74
Section 13.3    No Adjustment for Interest or Dividends.................................................. 75
Section 13.4    Adjustment of Conversion Price........................................................... 76
Section 13.5    Notice of Adjustment of Conversion Price................................................. 79
Section 13.6    Notice of Certain Corporation Action..................................................... 80
Section 13.7    Taxes on Conversions..................................................................... 81
Section 13.8    Fractional Shares........................................................................ 82
Section 13.9    Cancellation of Converted Debentures..................................................... 82
Section 13.10   Provisions in Case of Consolidation,
                Merger or Sale of Assets................................................................. 82
Section 13.11   Disclaimer by Trustee of Responsibility for
                Certain Matters.......................................................................... 83
Section 13.12   Covenant to Reserve Shares............................................................... 84
Section 13.13   Refusal to Convert Debentures to Protect
                REIT Status.............................................................................. 84

                                                      ARTICLE XIV

                                                     MISCELLANEOUS

                                                                                                         PAGE
                                                                                                         ----

Section 14.1    TIA Controls............................................................................. 85
Section 14.2    Notices.................................................................................. 86
Section 14.3    Communications by Holders with Other Holders............................................. 87
Section 14.4    Certificate and Opinion as to Conditions
                Precedent................................................................................ 87
Section 14.5    Statements Required in Certificate or Opinion............................................ 88
Section 14.6    Legal Holidays........................................................................... 88
Section 14.7    Governing Law............................................................................ 89
Section 14.8    No Adverse Interpretation of Other Agreements............................................ 89
Section 14.9    No Recourse Against Others............................................................... 89
Section 14.10   Successors............................................................................... 90
Section 14.11   Duplicate Originals...................................................................... 90
Section 14.12   Severability............................................................................. 90
Section 14.13   Table of Contents, Headings, Etc......................................................... 90

Exhibit A       Form of Debenture........................................................................A-1

                  INDENTURE, dated as of March 30, 1995, by and between Capstone Capital Corporation, a Maryland corporation (the "Company"), and AmSouth Bank of Alabama, an Alabama banking corporation, as trustee (the "Trustee").

                  Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 10 1/2% Convertible Subordinated Debentures due 2002:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.1  DEFINITIONS.

                  "Acceleration Notice" shall have the meaning specified in Section 6.2 hereof.

                  "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

                  "Agent" means any Registrar, co-Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

                  "Blockage Period" shall have the meaning specified in
Section 11.2(b) hereof.

                  "Blockage Termination Event" shall have the meaning specified in Section 11.2(b) hereof.

                  "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

                  "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

                  "Business Day" means a day that is not a Legal Holiday.

                  "Change of Control" means any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) in one or a series of transactions or (ii) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) becoming the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power entitled to vote in the election of directors of the Company.

                  "Closing Price" means with respect to the shares of Common Stock of the Company on any day, (i) the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or (ii) if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, the last reported sales price regular way, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or (iii) if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" means the common stock of the Company, par value $.001 per share.

                  "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

                  "Conversion Agent" shall have the meaning specified in Section
2.3 hereof.

                  "conversion price" shall have the meaning specified in Section
13.1 hereof.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "current market price" shall have the meaning specified in
Section 13.4(f) hereof.

                  "Debenture Register" shall have the meaning specified in
Section 2.5 hereof.

                  "Debentures" means the 10 1/2% Convertible Subordinated Debentures due 2002, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

                  "Default" means an event or condition, the occurrence of which is, or with the lapse of time or giving of notice, or both, would be, an Event of Default.

                  "Defaulted Interest" shall have the meaning specified in
Section 2.12 hereof.

                  "Event of Default" shall have the meaning specified in Section
6.1 hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Final Repurchase Put Date" shall have the meaning specified in Section 12.2 hereof.

                  "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

                  "Holder" or "Debentureholder" means the Person in whose name a Debenture is registered on the Registrar's books.

                  "Indebtedness" with respect to any Person means: (i) any debt
(a) for money borrowed, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation, or otherwise, but shall not include any account payable or other obligation created or assumed by a Person in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker's acceptances or bank letters of credit issued to secure obligations of such Person, or to secure the payment of revenue bonds issued for the benefit of such Person, whether contingent or otherwise; (ii) any debt of others described in the preceding clause (i) which such Person has guaranteed or for which it is otherwise liable;
(iii) the obligation of such Person as lessee under any lease of property which is reflected on such Person's balance sheet as a capitalized lease; and (iv) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and
(iii); provided, however, that, in computing the Indebtedness of any Person, there shall be excluded any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with a depository in trust money (or evidence of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness as it becomes due, and the amount so deposited shall not be included in any computation of the assets of such Person.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Interest Payment Date" means the stated due date of an installment of interest on the Debentures.

                  "Issue Date" means the date of first issuance of the Debentures under this Indenture.

                  "Legal Holiday" shall have the meaning specified in Section
14.6 hereof.

                  "Maturity Date," when used with respect to any Debenture, means the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity or Repurchase Date or by declaration of acceleration, call for redemption or otherwise.

                  "Officer" means, with respect to the Company, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of the Company.

                  "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 14.4 and 14.5 hereof.

                  "Opinion of Counsel" means a written opinion from legal counsel complying with the requirements of Sections 14.4 and 14.5 hereof. Unless otherwise reasonably required by the Trustee, the counsel may be inside counsel to the Company.

                  "Over-Allotment Option" means the option of the Underwriters to purchase additional Debentures in the aggregate principal amount of up to $7,500,000 as provided in Section 2.2 hereof.

                  "Paying Agent" shall have the meaning specified in Section 2.3 hereof.

                  "Person" means any corporation, individual, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

                  "Record Date" means a Record Date specified in the Debentures whether or not such Record Date is a Business Day.

                  "Redemption Date," when used with respect to any Debenture or Debentures to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 5 in the form of Debenture attached hereto as Exhibit A.

                  "Redemption Price," when used with respect to any Debenture or Debentures to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Debenture attached hereto as Exhibit A.

                  "Registrar" shall have the meaning specified in Section 2.3 hereof.

                  "REIT" means a real estate investment trust under Section 856 through 859 of the Code.

                  "Repurchase Date" shall have the meaning specified in Section
12.1 hereof.

                  "Repurchase Event" means a Change of Control giving rise to the right under Article XII hereof on the part of each Holder of a Debenture to require, at the Holder's option, the Company to repurchase such Holder's Debentures, unless: (i) the current market price of the Common Stock is at least equal to 105% of the conversion price of the Debentures in effect immediately preceding the time of such Change of Control; (ii) all of the consideration (excluding cash payments for fractional shares) in the transaction giving rise to such Change of Control to the holders of Common Stock consists of shares of common stock that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market, and as a result of such transaction the Debentures become convertible solely into such common stock; or
(iii) all of the consideration in the transaction giving rise to such Change of Control to the holders of Common Stock consists of cash, securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market, or a combination of cash and such securities, and the aggregate fair market value of such consideration (which, in the case of such securities, shall be equal to the average of the daily Closing Price of such securities during the ten consecutive Trading Days commencing with the sixth Trading Day following consummation of such transaction) is at least 105% of the conversion price of the Debentures in effect on the date immediately preceding the closing date of such transaction.


                  "Repurchase Offer" shall have the meaning specified in Section
12.2 hereof.

                  "Repurchase Price" shall have the meaning specified in Section
12.1 hereof.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Senior Indebtedness" means the principal of, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of Indebtedness of the Company, whether any such Indebtedness exists as of the date of this Indenture or is created, incurred, assumed or guaranteed after such date, other than (i) Indebtedness that by its terms or by operation of law is subordinated to or on a parity with the Debentures and (ii) Indebtedness owed to a Subsidiary.

                  "Senior Non-Payment Default" shall have the meaning specified in Section 11.2(b) hereof.

                  "Senior Payment Default" shall have the meaning specified in
Section 11.2(a) hereof.

                  "Special Payment Date" shall have the meaning specified in
Section 2.12 hereof.

                  "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12 hereof.

                  "Stated Maturity," when used with respect to any Debenture, means April 1, 2002.

                  "Subsidiary" means, with respect to any Person, (i) a corporation at least 50% of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner of such partnership, or (iii) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has (1) at least a 50% ownership interest or (2) the power to elect or direct the election of the directors or other governing body of such Person.

                  "Surviving Person" shall have the meaning specified in Section 5.1(a) hereof.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the execution of this Indenture, except as provided in Section 9.3 hereof.

                  "Trading Day" means any day other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "Trust Officer" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, secretary, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Underwriters" means the parties underwriting the offering of the Debentures.

                  "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  SECTION 1.2  INCORPORATION BY REFERENCE OF TIA.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Debentures.

                  "obligor" on the indenture securities means the Company and any other obligor on the Debentures.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

                  SECTION 1.3  RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) "or" is not exclusive;

                  (d) words in the singular include the plural, and words in the plural include the singular;

                  (e) provisions apply to successive events and transactions;

                  (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (g) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.


                                   ARTICLE II

                                 THE DEBENTURES

                  SECTION 2.1  FORM AND DATING.

                  The Debentures and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which is part of this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends, notations or endorsements placed thereon as may be required by law to comply with the rules of any securities exchange, usage, or as may, consistently herewith, be determined by the officers executing such Debentures, as evidenced by their execution thereof. The Company and the Trustee shall approve the form of the Debentures and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Debenture attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Debenture shall be dated the date of its authentication.

                  The terms and provisions contained in the forms of Debentures shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the event of any inconsistency between the Debentures and the Indenture, the Indenture controls.

                  SECTION 2.2  EXECUTION AND AUTHENTICATION.

                  Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Debentures for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Debentures and may be in facsimile form.

                  If an Officer whose signature is on a Debenture was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Debenture, the Debenture shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Debentures and this Indenture.

                  A Debenture shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Debenture but such signature shall be conclusive evidence that the Debenture has been authenticated pursuant to the terms of this Indenture.

                  The Trustee shall authenticate Debentures for original issue in the aggregate principal amount of up to $50,000,000 (or up to $57,500,000 if the Over-Allotment Option is exercised) upon a written order of the Company signed by two Officers or by an Officer and Assistant Treasurer or Assistant Secretary of the Company. The written order shall specify the amount of Debentures to be authenticated and the date on which the Debentures are to be authenticated. The aggregate principal amount of Debentures outstanding at any time may not exceed $50,000,000 (or up to $57,500,000 if the Over-Allotment

Option is exercised), except as provided in Section 2.7 hereof. Upon a written order of the Company signed by two Officers or by an Officer and Assistant Treasurer or Assistant Secretary of the Company, the Trustee shall authenticate Debentures in substitution of Debentures originally issued to reflect any name change of the Company.

                  Upon receipt by the Trustee of a written order of the Company signed by two Officers or by an Officer and Assistant Treasurer or Assistant Secretary of the Company stating that the Underwriters have elected to purchase from the Company a specified aggregate principal amount of additional Debentures not to exceed a total of $7,500,000 for all such elections in accordance with this paragraph pursuant to the Underwriting Agreement, dated March 23, 1995, between the Company and the Underwriters, the Trustee shall authenticate and make available for delivery such specified aggregate principal amount of such additional Debentures to or upon the Company's request, and such specified aggregate principal amount of such additional Debentures shall be considered part of the original aggregate principal amount of the Debentures.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debentures. Unless otherwise provided in the appointment, an authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with any obligor, any Affiliate of any obligor, or any of their respective Subsidiaries.

                  Debentures shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

                  SECTION 2.3 REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

                  The Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Debentures may be presented for payment ("Paying Agent") and an office or agency where Debentures may be presented for conversion ("Conversion Agent"). Notices and demands to or upon the Company in respect of the Debentures may be served as is provided in Section 14.2 hereof. The Company or an Affiliate of the Company may act as Registrar, Paying Agent or Conversion Agent, except that, for the purposes of Articles III, VIII and XII hereof, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Debentures and of their transfer and exchange as provided in
Section 2.5 hereof.

                  The Company may have one or more co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents. The term "Paying Agent" includes any additional Paying Agent and the term "Conversion Agent" includes any additional Conversion Agent. The Company may change any Registrar, co-Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands on 30 days' prior notice to the Trustee.

                  The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing in advance of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands, the Trustee shall act as such.

                  The Company hereby appoints the Trustee as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands, and the Trustee hereby agrees so to act.

                  SECTION 2.4 PAYING AGENT TO HOLD ASSETS IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Debentures (whether such assets have been distributed to it by the Company or any other obligor on the Debentures), and shall notify the Trustee in writing of any Default in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such assets.

                  SECTION 2.5  DEBENTUREHOLDER LISTS.

                  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to this Section 2.5 being herein sometimes collectively referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration and transfers of Debentures. The Registrar shall preserve in the Debenture Register, in as current a form as is reasonably practicable, the most recent list available to the Registrar of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

                  SECTION 2.6  TRANSFER AND EXCHANGE.

                  (a) When Debentures are presented to the Registrar or a co-Registrar with a request to register the transfer of such Debentures or to exchange such Debentures for an equal principal amount of Debentures of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Debentures surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Debentures at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessment, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessment, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2, 2.10, 3.7, 9.5, 12.1 or 13.2 hereof).

                  (b) The Registrar or co-Registrar shall not be required (i) to issue, register the transfer of or exchange any Debenture for a period beginning 10 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article XII hereof or redeem Debentures pursuant to Article III hereof and ending at the close of business on the day of such mailing; (ii) to register the transfer or exchange of any Debenture selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Debenture being redeemed in part; or (iii) to register the transfer of any Debentures if such transfer, in the good faith opinion of the Board of Directors
(1) might cause the Company to fail to comply with any requirement necessary for the continued qualification of the Company as a REIT under Section 856 through 859 of the Code, or (2) would result in a single Person owning more than 9.8% of the Company's outstanding stock within the meaning of the Code. For the purpose of the preceding sentence, a Person shall be considered to own shares of Company stock which are owned directly by such Person (held of record by such Person or such Person's nominee or nominees) and shares of Company stock which are owned indirectly by such Person (including shares of Common Stock issuable upon conversion of the Debentures) pursuant to Sections 542, 544 and 856 of the Code and the regulations promulgated thereunder. The Company shall advise the Registrar or co-Registrar in writing promptly of any determination by the Board of Directors or an Officer with respect to any Debenture to be redeemed under clause (b)(iii) of this Section 2.6, identifying such Debenture by Holder and other appropriate method, and shall instruct the

Registrar or co-Registrar not to register the transfer of such Debenture. The Registrar or co-Registrar shall not be liable to the Company, Holders of Debentures or any other Persons for transfers of such Debentures effected prior to its receipt of such written instructions from the Company and the Company shall indemnify the Registrar or co- Registrar for all claims, costs and expenses incurred by it in connection with refusing to transfer Debentures as instructed by the Company.

                  SECTION 2.7  REPLACEMENT DEBENTURES.

                  If a mutilated Debenture is surrendered to the Trustee or if the Holder of a Debenture claims and submits to the Trustee an affidavit or other evidence, satisfactory to the Company and Trustee, to the effect that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Debenture if the Company's and the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Debenture is replaced. Upon the issuance of any new Debenture under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures. Every replacement Debenture is an additional obligation of the Company.

                  SECTION 2.8  OUTSTANDING DEBENTURES.

                  Debentures outstanding at any time are all the Debentures that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture, except as provided in Section
2.9 hereof.

                  If a Debenture is replaced pursuant to Section 2.7 hereof (other than a mutilated Debenture surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser. A mutilated Debenture ceases to be outstanding upon surrender of such Debenture and replacement thereof pursuant to Section 2.7 hereof.

                  If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal of, premium, if any, and interest due on the Debentures payable on that date, then on and after that date such Debentures cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.9  TREASURY DEBENTURES.

                  In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, amendment, supplement, waiver or consent, Debentures owned by the Company and Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Debentures that the Trustee knows or has reason to know are so owned shall be disregarded.

                  SECTION 2.10  TEMPORARY DEBENTURES.

                  Until definitive Debentures are ready for delivery, the Company may prepare, and the Trustee shall authenticate, temporary Debentures. Temporary Debentures shall be substantially in the form of definitive Debentures but may have variations that the Company reasonably and in good faith considers appropriate for temporary Debentures. Without unreasonable delay, the Company shall prepare, and the Trustee shall authenticate, definitive Debentures in exchange for temporary Debentures. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as permanent Debentures authenticated and delivered hereunder.

                  SECTION 2.11  CANCELLATION.

                  The Company at any time may deliver Debentures to the Trustee for cancellation which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly cancelled by the Trustee. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Debentures surrendered to them for transfer, payment or exchange. The Trustee, or at the direction of the Trustee, the Registrar, the Paying Agent or Conversion Agent (other than the Company or an Affiliate of the Company), shall cancel and, at the written direction of the Company, shall dispose of all Debentures surrendered for transfer, payment, exchange or cancellation. Subject to Section 2.7 hereof, the Company may not issue new Debentures to replace Debentures it has paid or delivered to the Trustee for cancellation. No Debentures shall be authenticated in lieu of or in exchange for any Debentures cancelled as provided in this Section 2.11, except as expressly permitted in the form of Debentures and as permitted by this Indenture.

                  SECTION 2.12  DEFAULTED INTEREST.

                  Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more predecessor Debentures) is registered at the close of business on the Record Date for such interest.

                  Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date fixed for payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Trustee shall fix a Special Record Date and special payment date (the "Special Payment Date") for the payment of such Defaulted Interest. The Special Record Date shall be not more than 15 days and not less than 10 days prior to the Special Payment Date. The Special Payment Date shall be not more than 60 days after receipt by the Trustee of the notice to pay the Defaulted Interest. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Debenture Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective predecessor Debentures) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause accompanied by an Opinion of Counsel stating that the manner of payment complies with this clause, such manner shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section 2.12, each Debenture delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

                  SECTION 2.13  CUSIP NUMBER.

                  The Company may use a "CUSIP" number when issuing the Debentures, and if so, the Trustee may use the CUSIP number in notices of redemption or exchange as a convenience to Debentureholders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Debentures, and that reliance may be placed only on the other identification numbers printed on the Debentures.


                                   ARTICLE III

                                   REDEMPTION

                  SECTION 3.1  RIGHT OF REDEMPTION.

                  Redemption of Debentures, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article III. The Debentures may be redeemed at the election of the Company, in whole or in part, at any time on or after April 5, 2000, at the applicable Redemption Prices specified in Paragraph 5 of the form of Debenture attached as Exhibit A hereto, set forth therein under the caption "Optional Redemption," plus accrued and unpaid interest to and including the Redemption Date.

                  Notwithstanding the foregoing paragraph, the Debentures will be subject to redemption, in whole or in part, at any time, to the extent necessary for the Company to continue to qualify as a REIT. The Redemption Price for such Debentures redeemed shall equal 100% of the principal amount thereof, plus accrued and unpaid interest to and including the Redemption Date. The Company may exercise such redemption powers solely with respect to Holders who pose a threat to the Company's REIT status and only to the extent deemed necessary or advisable by the Board of Directors of the Company to preserve such status.

                  SECTION 3.2 NOTICES TO TRUSTEE.

                  If the Company elects to redeem Debentures pursuant to Paragraph 5 of the Debentures, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Debentures to be redeemed and whether the Company or the Trustee is to give notice of redemption to the Holder or Holders.

                  The Company shall give each notice to the Trustee provided for in this Section 3.2 at least 10 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

                  SECTION 3.3 SELECTION OF DEBENTURES TO BE REDEEMED.

                  If less than all of the Debentures are to be redeemed pursuant to Paragraph 5(a) of the Debentures, the Trustee shall redeem pro rata or by lot or in such other manner as complies with any applicable legal and stock exchange requirements.

                  The Trustee shall make the selection from the Debentures outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed. Debentures in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Debentures that have denominations larger than $1,000. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

                  SECTION 3.4 NOTICE OF REDEMPTION.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the

Trustee and each Holder whose Debentures are to be redeemed pursuant to paragraph 5 of the Debentures at his address appearing in the Debenture Register.

                  Each notice of redemption shall identify the Debentures to be redeemed and shall state the following and such other matters as the Trustee shall deem proper:

                  (a) the Redemption Date;

                  (b) the Redemption Price and the amount of accrued and unpaid interest per $1,000 principal amount to be paid upon such redemption;

                  (c) the name, address and telephone number of the Paying
Agent;

                  (d) that Debentures called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price plus accrued and unpaid interest;

                  (e) that, unless the Company defaults in its obligation to deposit U.S. Legal Tender with the Paying Agent in accordance with Section 3.6 hereof, interest on Debentures called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Debentures is to receive payment of the Redemption Price and accrued and unpaid interest, upon surrender to the Paying Agent of the Debentures called for redemption and to be redeemed;

                  (f) if any Debenture is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Debenture that will not be redeemed and that, after the Redemption Date, and upon surrender of such Debenture, a new Debenture or Debentures in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (g) if less than all the Debentures are to be redeemed, the identification of the particular Debentures (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Debentures to be redeemed and the aggregate principal amount of Debentures to be outstanding after such partial redemption; and

                  (h) that the notice is being sent pursuant to this Section 3.4 and pursuant to the redemption provisions of Paragraph 5 of the Debentures.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. If a CUSIP number is listed in such notice or printed on the Debenture, the notice shall state that no representation is made as to the correctness or accuracy of such CUSIP number.

                  SECTION 3.5  EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with Section
3.4 hereof, Debentures called for redemption become due and payable on the Redemption Date at the Redemption Price plus accrued and unpaid interest to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Debentures called for redemption shall be paid on the Redemption Date at the Redemption Price plus interest, if any, accrued and unpaid to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Debentures registered as of the close of business on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

                  SECTION 3.6  DEPOSIT OF REDEMPTION PRICE.

                  On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) U.S. Legal Tender sufficient to pay the Redemption Price of and accrued and unpaid interest on all Debentures to be redeemed on such Redemption Date (other than Debentures or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company.

                  If the Company complies with the preceding paragraph and the other provisions of this Article III, interest on the Debentures to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Debentures are presented for payment. Notwithstanding anything herein to the contrary, if any Debenture surrendered for redemption in the manner provided in the Debentures shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Debentures.

                  SECTION 3.7  DEBENTURES REDEEMED IN PART.

                  Upon surrender of a Debenture that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Debenture or Debentures equal in principal amount to the unredeemed portion of the Debenture surrendered.


                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.1  PAYMENT OF DEBENTURES.

                  The Company shall pay the principal of, premium, if any, and interest on the Debentures on the dates and in the manner provided in the Debentures. An installment of principal of, premium, if any, or interest on the Debentures shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, U.S. Legal Tender deposited and designated for and sufficient to pay the installment.

                  The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Debentures compounded semi-annually, to the extent lawful.

                  Notwithstanding anything to the contrary contained in this Indenture, the Company or the Trustee may, to the extent required by law, deduct or withhold income or other similar taxes imposed by the United States of America or any state or other political jurisdiction thereof from principal of, premium, if any, or interest payments on the Debentures.

                  SECTION 4.2  MAINTENANCE OF OFFICE OR AGENCY.

                  The Company shall maintain in the Borough of Manhattan, New York, New York an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2 hereof. Such office may be an office maintained directly or indirectly by the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes. The Company shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the Trustee (or the office of the agent of the Trustee) in New York, New York as such office of the Company.

                  SECTION 4.3  CORPORATE EXISTENCE.

                  Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them; provided, however, that the Company shall not be required to preserve any such existence if (a) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

                  SECTION 4.4  PAYMENT OF TAXES AND OTHER CLAIMS.

                  The Company shall, and shall cause each of its Subsidiaries to, comply with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligations which, if unpaid, might become a lien, charge or encumbrance against any of their properties, except liabilities being contested in good faith and against which adequate reserves have been established.

                  SECTION 4.5 MAINTENANCE OF PROPERTIES AND INSURANCE.

                  The Company shall maintain or shall cause to be maintained in good working order and condition (ordinary wear and tear excepted) the properties necessary to its and its Subsidiaries' operations and shall make or shall cause to be made all needed repairs, replacements and renewals as are necessary to conduct its business and the businesses of its Subsidiaries in accordance with customary business practices. The Company and each of its Subsidiaries will cause insurance, in favor of the Company or the Subsidiaries, to be maintained with responsible insurers with respect to each of the Company's and the Subsidiaries' properties and businesses against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas.

                  SECTION 4.6 COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

                  (a) The Company shall deliver to the Trustee within 45 days after the end of each of its fiscal quarters an Officers' Certificate at least one of which in each fiscal year shall comply with the annual reporting requirements of Section 314(a)(4) of the TIA (including the required signatory provisions) and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal quarter has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not to the best knowledge of the signers thereof the Company or any Subsidiary of the Company has failed to comply with any conditions or covenants in this Indenture, or if the Company shall be in Default, the occurrence of any Default, and, if such signor does know of such a failure to comply or Default, the certificate shall describe such failure or Default with reasonable particularity.

                  (b) The Company shall, so long as any of the Debentures are outstanding, deliver to the Trustee, immediately upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its Trust Officers receives notice of the Default giving rise thereto from the Company or any of the Holders.

                  SECTION 4.7  SEC REPORTS.

                  The Company shall deliver to the Trustee and each Holder, within 10 days after it files the same with the SEC, copies of all reports and information (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act provided that in the case of annual reports, information may be incorporated by reference and furnished to Holders at the time and in the manner in which such information is required to be furnished to the Company's common stockholders. The Company agrees to continue to comply with the filing and reporting requirements of the SEC as long as any of the Debentures are outstanding; provided, that if the Company is not subject to the filing and reporting requirements of the SEC at any time, (a) the Company shall provide the

Trustee and each Holder with the reports and information (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in Section 13 or 15(d) of the Exchange Act as if the Company were subject to such filing and reporting requirements, and (b) the Company shall provide copies of such reports and information to any prospective holder of the Debentures promptly upon written request and payment of reasonable costs of duplication and delivery. The Record Date to identify the Holders to whom such reports shall be furnished shall be no longer than 60 days prior to the date on which such reports are first mailed to the Holders of the Debentures.

                  SECTION 4.8 LIMITATION ON STATUS AS INVESTMENT COMPANY.

                  The Company shall not, and shall not permit any of its Subsidiaries to, become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended) or otherwise become subject to regulation under such Investment Company Act.

                  SECTION 4.9 WAIVER OF STAY, EXTENSION OR USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other similar law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

                  SECTION 5.1  WHEN COMPANY MAY MERGE, ETC.

                  (a) The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person, or, directly or indirectly, sell, lease, assign, transfer or convey or otherwise dispose of all or substantially all of its assets (computed on a consolidated basis), to another Person or group of Affiliated Persons, unless:

                  (i) either (A) the Company shall be the continuing Person, or
(B) the Person formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred as an entirety or substantially as an entirety (the Company or such other Person being hereinafter referred to as the "Surviving Person") shall be a corporation or partnership organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee on or prior to the consummation of such transaction, in form satisfactory to the Trustee, all the obligations of the Company under the Debentures and this Indenture;

                  (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                  (iii) the Company has delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, sale, lease, assignment, transfer, conveyance or other disposition and such supplemental indenture comply with this Article V and that all conditions precedent herein provided relating to such transaction have been satisfied, including an Opinion of Counsel with respect to the matters set forth in paragraph (a)(i) of this Section 5.1.

                  (b) For purposes of clause (a), the sale, lease, assignment, transfer, conveyance, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company (other than to one or more wholly owned Subsidiaries of the Company), which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  SECTION 5.2  SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any consolidation or merger, or any transfer or disposition of assets in accordance with Section 5.1 hereof, the Surviving Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Person had been named as the Company herein. When a Surviving Person duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Debentures the predecessor shall be released from such obligations.


                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

                  SECTION 6.1  EVENTS OF DEFAULT.

                  "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) the failure by the Company to pay installments of interest upon any Debenture as and when the same becomes due and payable, and the continuance of such failure for 30 days;

                  (b) the failure by the Company to pay all or any part of the principal of, or premium, if any, on the Debentures when and as the same becomes due and payable at Stated Maturity, upon redemption, upon acceleration, or otherwise, including payment of the Repurchase Price;

                  (c) the failure of the Company to comply with the provisions in Article V hereof;

                  (d) the failure of the Company to provide notice of a Repurchase Event as provided in Section 12.2 hereof;

                  (e) the failure by the Company to observe or perform any covenant, agreement or warranty of the Company contained in the Debentures or this Indenture (other than a default in the performance of any covenant, agreement or warranty which is specifically dealt with elsewhere in this Section 6.1), and continuance of such failure for the period and after the notice specified below;

                  (f) (i) a default or defaults under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Company or any Subsidiary, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed, whether such Indebtedness now exists or shall hereafter be created, which shall have resulted in Indebtedness in the outstanding principal amount of at least $5,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled or (ii) a failure to pay Indebtedness in the outstanding principal amount of at least $5,000,000 at its stated maturity after demand therefor; provided, that in each case of (i) and (ii) above within a period of 10 days after such acceleration or maturity there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding a written notice specifying such default and (1) requiring the Company to cause such accelerated Indebtedness to be discharged or such acceleration to be rescinded or annulled or (2) requiring the Company to pay the Indebtedness which the Company failed to pay at maturity after demand therefor and in each case stating that such notice is a "Notice of Default" hereunder; or

                  (g) the entry by a court or courts of competent jurisdiction of a final judgment or final judgments for the payment of money against the Company or any Subsidiary which remain undischarged for a period (during which execution shall not be effectively stayed, the posting of any required bond not being deemed an execution for purposes hereof) of 30 days after all rights to appeal have been exhausted, provided that the aggregate amount of all such judgments exceeds $5,000,000;

                  (h) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of their respective property, or ordering the winding up or liquidation of affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

                  (i) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent to the entry of a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of their respective property, or the making of an assignment for the benefit of creditors, or the admission in writing of inability to pay debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary in furtherance of any such action.

                  A Default under clause (e) above (other than in the case of any Default under Article XII of this Indenture) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding notify the Company and the Trustee of the Default, and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding.

                  In the case of any Event of Default pursuant to the provisions of this Section 6.1 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any Subsidiary with the intention of avoiding the period of time the Debentures are not optionally redeemable or the payment of the premium which the Company would have to pay if the Company then had elected to redeem the Debentures pursuant to Paragraph 5 of the Debentures, an equivalent premium (or, in the case of an Event of Default prior to the time optional redemptions are permitted, to the extent permitted by law, a premium equal to the stated interest rate of the Debentures multiplied by the quotient of (i) the number of full years left to maturity plus one, divided by (ii) seven) shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Debentures to the contrary notwithstanding.

                  SECTION 6.2 ACCELERATION OF MATURITY DATE; RESCISSION AND ANNULMENT.

                  Subject to Section 11.2(c), if an Event of Default (other than an Event of Default specified in Section 6.1(h) or (i) relating to the Company or its Subsidiaries) occurs and is continuing, then, and in every such case, unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debentures then outstanding, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Debentures, determined as set forth below, including in each case accrued interest thereon, to be due and payable immediately. If an Event of Default specified in Section 6.1(h) or (i) relating to the Company or its Subsidiaries occurs, all principal of, premium, if any, and accrued and unpaid interest on the Debentures shall be immediately due and payable on all outstanding Debentures without any declaration or other act on the part of the Trustee or the Holders.

                  At any time after such a declaration of acceleration is made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and the Trustee, may waive, rescind and annul on behalf of all Holders, any such declaration of acceleration if:

                  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (i) all overdue interest on all Debentures;

                           (ii) the principal of, and premium, if any,
applicable to, any Debentures which is then due other than by such declaration of acceleration, and interest thereon at the rate borne by the Debentures;

                           (iii) to the extent that payment of such interest is
lawful, interest upon overdue interest at the rate borne by the Debentures;

                           (iv) all sums paid or advanced by the Trustee
hereunder and the reasonable compensation, expenses, disbursements and advances then due and unpaid of the Trustee, its agents and counsel; and

                  (b) all Events of Default (other than the non-payment of the principal of, premium, if any, and interest on Debentures which have become due solely by such declaration of acceleration) have been cured or waived as provided in Section
6.12 hereof, including, if applicable, any Event of Default relating to the covenants contained in Article XII hereof. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

                  SECTION 6.3 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

                  Subject to Section 11.2 hereof, the Company covenants that if an Event of Default in payment of principal of, premium, if any, or interest specified in clause (a) or (b) of Section 6.1 hereof occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal, premium, if any, and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, and premium, if any, and on any overdue interest, at the rate borne by the Debentures, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company fails to pay such amounts within 10 days of such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  SECTION 6.4  TRUSTEE MAY FILE PROOFS OF CLAIM.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debentures or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any obligor for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including:

                  (a) to file and prove a claim for the whole amount of principal of, premium, if any, and interest owing and unpaid in respect of the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any debtor-in-possession custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.5 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF DEBENTURES.

                  All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of reasonable compensation to, and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.

                  SECTION 6.6 PRIORITIES.

                  Subject to the provisions of Article XI hereof, any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the Trustee in payment of all amounts due pursuant to Section 7.7 hereof;

                  SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium, if any, and interest on, the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal of, premium, if any, and interest, respectively; and

                  THIRD:  To the Company, the remainder, if any.

                  SECTION 6.7 LIMITATION ON SUITS.

                  No Holder of any Debenture shall have any right to institute or to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (b) the Holders of not less than 25% in aggregate principal amount of the Debentures then outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (c) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                  (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Debentures then outstanding;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

                  SECTION 6.8 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

                  Notwithstanding any other provision of this Indenture, but subject to Section 11.2 hereof, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest on, such Debenture on the Maturity Dates of such payments as expressed in such Debenture and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

                  Notwithstanding any other provision of this Indenture, but subject to Section 14 of the Debentures and Section 13.13 hereof, the right of any Holder of a Debenture to convert the Debenture or to institute suit for the enforcement of such right shall not be impaired or affected without the consent of the Holder.

                  SECTION 6.9  RIGHTS AND REMEDIES CUMULATIVE.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in Section 2.7 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 6.10  DELAY OR OMISSION NOT WAIVER.

                  No delay or omission by the Trustee or by any Holder of any Debenture to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  SECTION 6.11  CONTROL BY HOLDERS.

                  The Holder or Holders of a majority in aggregate principal amount of the Debentures then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the

Trustee or exercising any trust or power conferred upon the Trustee, provided, that

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture, and

                  (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  SECTION 6.12  WAIVER OF PAST DEFAULT.

                  Subject to Sections 2.9 and 9.2 hereof, the Holder or Holders of not less than a majority in aggregate principal amount of the Debentures then outstanding may, on behalf of all Holders, prior to the declaration of the maturity of the Debentures, waive any past default hereunder and its consequences, except a default

                  (a) in the payment of the principal of, premium, if any, or interest on, any Debenture as specified in clauses (a) and (b) of Section 6.1, or

                  (b) in respect of a covenant or provision hereof which, under
Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Debenture affected.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

                  SECTION 6.13  UNDERTAKING FOR COSTS.

                  All parties to this Indenture agree, and each Holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Debentures then outstanding, or to any suit instituted by any Holder for enforcement of the payment of principal of, premium, if any, or interest on, any Debenture on or after the respective Maturity Date expressed in such Debenture (including, in the case of redemption, on or after the Redemption Date and in the case of repurchase, on or after the Repurchase Date).

                  SECTION 6.14  RESTORATION OF RIGHTS AND REMEDIES.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                   ARTICLE VII

                                     TRUSTEE

                  The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

                  SECTION 7.1  DUTIES OF TRUSTEE.

                  (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of a Default or an Event of
Default:

                           (i) The Trustee need perform only those duties as are
specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

                           (ii) In the absence of bad faith on its part, the
Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) This paragraph does not limit the effect of
paragraph (b) of this Section 7.1.

                           (ii) The Trustee shall not be liable for any error of
judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (iii) The Trustee shall not be liable with respect to
any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2 or 6.11 hereof.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                  (f) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (e) of this
Section 7.1.

                  SECTION 7.2  RIGHTS OF TRUSTEE.

                  Subject to Section 7.1 hereof:

                  (a) The Trustee may rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may, in the case of any request or application by the Company, require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 14.4 and 14.5 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on written advice from such counsel or such certificate or opinion.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it reasonably may see fit.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the

Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                  (g) Whenever by the terms of this Indenture, the Trustee shall be required to transmit notices or reports to any or all Holders, the Trustee shall be entitled to rely on the information provided by the Registrar as to the names and addresses of the Holders as being correct. If the Registrar is other than the Trustee, the Trustee shall not be responsible for the accuracy of such information.

                  SECTION 7.3  INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

                  SECTION 7.4  TRUSTEE'S DISCLAIMER.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Debentures; it shall not be accountable for the Company's use of the proceeds from the Debentures; and it shall not be responsible for (a) the use or application of any funds received by a Paying Agent other than the Trustee or (b) any statement in the Debentures, other than the Trustee's certificate of authentication.

                  The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company hereunder, except as specifically set forth herein.

                  SECTION 7.5  NOTICE OF DEFAULT.

                  If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee pursuant to Section 4.6(b) hereof, the Trustee shall mail to each Debentureholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of

Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or premium, if any, or interest on, any Debenture (including all payments due on any Maturity Date), the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

                  SECTION 7.6  REPORTS BY TRUSTEE TO HOLDERS.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required, mail to each Debentureholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b) and 313(c).

                  A copy of each report at the time of its mailing to Debentureholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Debentures are listed.

                  SECTION 7.7  COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its services (in whatever capacity rendered). The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Except as otherwise expressly provided herein, the Company shall reimburse the Trustee upon its request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with the provisions of this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, experts and counsel.

                  The Company shall indemnify the Trustee (in its capacity as Trustee), and hold it harmless against, any claim, demand, expense (including but not limited to, compensation, disbursements and expenses of the Trustees' agents and counsel), loss or liability incurred by it without negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest as reasonably determined by the Trustee between the Company and the Trustee in connection without such defense. The Company need not pay for any settlement made without its written consent which shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                  To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Debentures on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, and premium, if any, or interest on particular Debentures.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(h) or (i) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

                  SECTION 7.8  REPLACEMENT OF TRUSTEE.

                  The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in aggregate principal amount of the Debentures then outstanding may remove the Trustee by so notifying the Company and the Trustee in writing and the Company shall appoint a successor trustee. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged bankrupt or insolvent;

                  (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property;

                  (d) the Trustee becomes incapable of acting; or

                  (e) the Trustee fails to perform its duties, obligations and responsibilities under this Indenture in any material respect.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in aggregate principal amount of the Debentures then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 7.7 hereof have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section
7.7 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  Subject to Section 310(b) of the TIA, if a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in aggregate principal amount of the Debentures then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10 hereof, any Debentureholder who has been a bona fide holder of Debentures for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

                  SECTION 7.9  SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

                  SECTION 7.10  ELIGIBILITY; DISQUALIFICATION.

                  The Trustee shall at all times satisfy the requirements of TIA ss.ss. 310(a)(1), (a)(2) and (a)(5). The Trustee shall comply with TIA ss. 310(b).

                  SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST
COMPANY.

                  The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                  SECTION 7.12  NO BOND.

                  The Trustee shall not be required to give any bond or surety in respect to the execution of its trusts, powers, rights and duties under this Indenture or otherwise in respect of the premises.

                  SECTION 7.13  CONDITION TO ACTION.

                  Notwithstanding anything elsewhere in this Indenture to the contrary, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Debentures, any showings, certificates, opinions, or other information, or corporate action or evidence thereof in addition to that by the terms hereof required, as a condition of such action by the Trustee if reasonably deemed desirable by the Trustee for the purpose of establishing the right to the authentication of any Debentures by the Trustee.


                                  ARTICLE VIII

                           SATISFACTION AND DISCHARGE

                  SECTION 8.1 SATISFACTION, DISCHARGE OF THE INDENTURE AND DEFEASANCE OF THE DEBENTURES.

                  This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Debentures herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (a)      either

                           (i)  all Debentures theretofore authenticated and
delivered (other than (1) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 hereof and
(2) Debentures for whose payment money has heretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Sections 8.4 and 8.5 hereof) have been delivered to the Trustee for cancellation; or

                           (ii)  all such Debentures not theretofore delivered
to Trustee for cancellation

                                    (1)     have become due and payable, or

                                    (2)     will become due and payable at
         their Stated Maturity within one year, or

                                    (3)     are to be called for redemption
         within one year under arrangements satisfactory to the

         Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of clause (1), (2) or (3) above, has deposited or caused to be deposited with the Trustee, as trust funds in an irrevocable trust, U.S. Legal Tender or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Debentures which have become due and payable) or to the Stated Maturity, Redemption Date or Repurchase Date, as the case may be; provided, however, that the Company shall be deemed to have made the deposit required herein as to any Debentures in respect of which the Company has mailed a check to the address of the Holder, as such address appears in the Debenture Register;

                  (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                  SECTION 8.2  SURVIVAL OF CERTAIN OBLIGATIONS.

                  Notwithstanding the satisfaction and discharge of this Indenture and of the Debentures referred to in Section 8.1 hereof, the respective obligations of the Company and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.11, Article III, 4.1, 4.2, 6.8, 7.7, 7.8, 8.4, 8.5, 8.6
hereof and this Section 8.2 shall survive until the Debentures are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 6.8, 7.7, 8.4, 8.5, 8.6 hereof and this Section 8.2 shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

                  SECTION 8.3  ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE.

                  After (a) the conditions of Section 8.1 hereof have been satisfied, (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel as provided for in Section 8.1 hereof, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.2 hereof.

                  SECTION 8.4  APPLICATION OF TRUST ASSETS.

                  The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.1 hereof. The Trustee shall apply the deposited U.S. Legal Tender or U.S. Government Obligations, together with earnings thereon, through the Paying Agent (other than the Company or any Affiliate of the Company), in accordance with this Indenture and the terms of the irrevocable trust agreement, if any, to the payment of principal of, premium, if any, and interest on the Debentures.

                  SECTION 8.5  REPAYMENT TO THE COMPANY.

                  Upon termination of the trust established pursuant to Section
8.1 hereof, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them.

                  The Trustee and the Paying Agent shall pay to the Company upon request, and, if applicable, in accordance with the irrevocable trust established pursuant to Section 8.1 hereof, any U.S. Legal Tender or U.S. Government Obligations held by them for the payment of principal of, premium, if any, or interest on the Debentures that remain unclaimed for two years after the date on which such payment shall have become due; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in a newspaper customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another Person.

                  SECTION 8.6  REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.4 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 hereof until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.4 hereof; provided, however, that if the Company has made any payment of principal of, premium, if any, or interest on any Debentures because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  SECTION 9.1  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF
HOLDERS.

                  Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (a) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (a) shall not adversely affect the interests of any Holder in any respect;

                  (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder, provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

                  (c) to provide for collateral for the Debentures;

                  (d) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Debentures in accordance with Article V; or

                  (e) to comply with the TIA.

                  SECTION 9.2 AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS WITH CONSENT OF HOLDERS.

                  Subject to Sections 2.9 and 6.8 hereof, with the consent of the Holders of not less than a majority aggregate principal amount of the Debentures then outstanding, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Debentures or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Debentures or of modifying in any manner the rights of the Holders under this Indenture or the Debentures. Subject to Sections 2.9 and
6.8 hereof, the Holder or Holders of not less than a majority in aggregate principal amount of the Debentures then outstanding may waive compliance by the Company with any provision of this Indenture or the Debentures. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Debenture affected thereby:

                  (a) reduce the percentage of principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Debentures;

                  (b) reduce the rate or extend the time for payment of interest on any Debenture;

                  (c) reduce the principal amount of any Debenture, or reduce the Repurchase Price or the Redemption Price;

                  (d) (i) change the Stated Maturity of any Debenture or (ii) change the Repurchase Date of any Debenture;

                  (e) alter (i) the redemption provisions of Article III hereof or paragraph 5 of the Debentures, (ii) the terms or provisions of Article XII hereof in a manner adverse to any Holder or (iii) the conversion provisions of
Article XII hereof or paragraph 14 of the Debentures;

                  (f) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Debentures (except to increase any required percentage or to provide that certain other provisions hereof cannot be modified or waived without the consent of the Holders of each outstanding Debenture affected thereby) or the rights of Holders to recover the principal of, premium, if any, interest on, or redemption payment with respect to, any Debenture;

                  (g) make any changes in Section 6.4 or 6.7 hereof or the third sentence of this Section 9.2; or

                  (h) make the principal of, premium, if any, or the interest on, any Debenture payable with anything or in any manner other than as provided for in this Indenture (including changing the place of payment where, or the coin or currency in which, any Debenture or any premium or the interest thereon is payable) and the Debentures as in effect on the date hereof.

                  It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  After an amendment, supplement or waiver under this Section
9.2 or under Section 9.4 hereof becomes effective, it shall bind each applicable Holder.

                  In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

                  SECTION 9.3  COMPLIANCE WITH TIA.

                  Every amendment, waiver or supplement of this Indenture or the Debentures shall comply with the TIA as then in effect.

                  SECTION 9.4  REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder or subsequent Holder may revoke the consent as to his Debenture or portion of his Debenture by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Debentures have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.


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



                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Debentureholder; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Debenture, on or after the respective dates set for such amounts to become due and payable expressed in such Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates.

                  SECTION 9.5  NOTATION ON OR EXCHANGE OF DEBENTURES.

                  If an amendment, supplement or waiver changes the terms of a Debenture, the Trustee may require the Holder of the Debenture to deliver it to the Trustee or require the Holder to put an appropriate notation on the Debenture. The Trustee may place an appropriate notation on the Debenture about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Debenture shall issue and the Trustee shall authenticate a new Debenture that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Debenture shall not affect the validity of such amendment, supplement or waiver.

                  SECTION 9.6  TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or



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



waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee at the expense of the Company shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.


                                    ARTICLE X

                          MEETINGS OF DEBENTUREHOLDERS

                  SECTION 10.1  PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

                  A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

                  (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of Article VI hereof;

                  (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VII hereof;

                  (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.2 hereof; or

                  (d) to take any other action (i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

                  SECTION 10.2  MANNER OF CALLING MEETINGS.

                  The Trustee may at any time call a meeting of Debentureholders to take any action specified in Section 10.1 hereof, to be held at such time and at such place in the City of New York, New York or elsewhere as the Trustee



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shall determine. Notice of every meeting of Debentureholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than 10 nor more than 60 days prior to the date fixed for a meeting.

                  Any meeting of Debentureholders shall be valid without notice if the Holders of all Debentures then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Debentures outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

                  SECTION 10.3  CALL OF MEETINGS BY COMPANY OR HOLDERS.

                  In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Debentures then outstanding, shall have requested the Trustee to call a meeting of Debentureholders to take any action specified in Section 10.1 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Debentures in the amount above specified may determine the time and place in the City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2 hereof, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in the City of New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.


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



                  SECTION 10.4  WHO MAY ATTEND AND VOTE AT MEETINGS.

                  To be entitled to vote at any meeting of Debentureholders, a Person shall (a) be a registered Holder of one or more Debentures or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Debentures. The only Persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the Persons entitled to vote at such meeting and their counsel and any representative of the Trustee and its counsel and any representative of the Company and its counsel.

                  SECTION 10.5 REGULATIONS MAY BE MADE BY TRUSTEE; CONDUCT OF THE MEETING; VOTING RIGHTS; ADJOURNMENT.

                  Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Such regulations may fix a record date and time for determining the Holders of record of Debentures entitled to vote at such meeting, in which case those and only those Persons who are Holders of Debentures at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

                  The Trustee shall, by an instrument in writing, appoint a chairman and secretary of the meeting, unless the meeting shall have been called by the Company, in which case the Company shall in like manner appoint a chairman and secretary. In the case of meetings called by Debentureholders as provided by Section 10.3 hereof, the Debentureholders calling the meeting shall by an instrument in writing appoint a temporary chairman and temporary secretary with a permanent chairman and a permanent secretary of the meeting to be elected by vote of the Holders of a majority in aggregate principal amount of the Debentures then outstanding represented at the meeting and entitled to vote.




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




                  At any meeting each Debentureholder or proxy shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debentures challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Debentureholders. Any meeting of holders duly called pursuant to the provisions of Section 10.2 or Section 10.3 hereof may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Debentures then outstanding represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

                  SECTION 10.6  VOTING AT THE MEETING AND RECORD TO BE KEPT.

                  The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Debentures or of their representatives by proxy and the principal amount of the Debentures voted by the ballot. The chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section
10.2 hereof or published as provided in Section 10.3 hereof. The record shall be signed and verified by the affidavits of the chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.



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



                  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                  SECTION 10.7  EXERCISE OF RIGHTS OF TRUSTEE OR
DEBENTUREHOLDERS MAY NOT BE HINDERED OR DELAYED BY CALL OF MEETING.

                  Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Debentureholders under any of the provisions of this Indenture or of the Debentures.


                                   ARTICLE XI

                                  SUBORDINATION

                  SECTION 11.1  DEBENTURES SUBORDINATED TO SENIOR INDEBTEDNESS.

                  The Company, for itself and its successors, and each Holder, by his acceptance of Debentures, agrees that (a) the payment of the principal of, premium, if any, and interest on the Debentures and (b) any payment on account of the acquisition or redemption of the Debentures by the Company including, without limitation, pursuant to Section 12.1 hereof, is subordinated, to the extent and in the manner provided in this Article XI, to the prior payment in full of all Senior Indebtedness of the Company and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

                  This Article XI shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.


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



                  SECTION 11.2 NO PAYMENT ON OR ACCELERATION OF DEBENTURES IN CERTAIN CIRCUMSTANCES.

                  (a) No payment shall be made by the Company on account of principal of, premium, if any, or interest on the Debentures or on account of the redemption, repurchase, acceleration or other acquisition of Debentures of the Company, if there shall have occurred and be continuing a default in the payment of all or any portion of the obligations on any Senior Indebtedness (a "Senior Payment Default") until such Senior Payment Default shall have been cured or waived or shall have ceased to exist.

                  (b) During the continuance of any non-payment default or event of default with respect to Senior Indebtedness in an aggregate principal amount of at least $10 million pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of notice thereof from the holders of such Senior Indebtedness (a "Senior Non-Payment Default"), then, unless and until (i) such default or event of default shall have been cured or waived or have ceased to exist, or (ii) a Default under either Section 6.1(h) or Section 6.1(i) hereof involving the Company or any Subsidiary of the Company shall have occurred and be continuing, or (iii) such Senior Indebtedness shall have been paid in full (each of clause (i), (ii) and (iii) being a "Blockage Termination Event"), no payment or distribution will be made by or on behalf of the Company on account of or with respect to the Debentures (except for those funds held in trust for the benefit of the Holders of any Debentures to such Holders) during a period (a "Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.

                  (c) In addition to the restrictions on payment set forth in
Section 11.2(b) hereof, so long as no Blockage Termination Event shall have occurred, upon the occurrence of either a Senior Payment Default or a Senior Non-Payment Default, neither the Trustee nor any Holder of the Debentures may take any action to accelerate the maturity of the Debentures during any Blockage Period (with respect to a Senior Payment Default, the Blockage Period shall be deemed to commence on the date which is the first date payment should have been made).


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



                  (d) Notwithstanding anything herein to the contrary, (i) in no event will a Blockage Period extend beyond the 179 days from the date the payment on the Debentures was due and (ii) there must be 180 days in any 365 day period during which no Blockage Period is in effect. Not more than one Blockage Period may be commenced with respect to the Debentures during any period of 365 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any Blockage Period with respect to the Senior Indebtedness initiating such Blockage Period may be, or be made, the basis for the commencement of any other Blockage Period by the holders of such Senior Indebtedness, whether or not within a period of 365 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

                  (e) In furtherance of the provisions of Section 11.1 hereof, in the event that, notwithstanding the foregoing provisions of this Section 11.2, any payment or distribution of assets on account of principal of, premium, if any, or interest on the Debentures or to defease or acquire any of the Debentures (including repurchases of Debentures pursuant to Article XII hereof) for cash, property or securities, or on account of the redemption provisions of the Debentures shall be made by the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), at a time when such payment or distribution was prohibited by the provisions of this
Section 11.2, then, unless such payment or distribution is no longer prohibited by this Section 11.2, such payment or distribution (subject to the provisions of Sections 11.6 and 11.7 hereof) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by the Trustee or such Holders or such Paying Agent, as the case may be, to the holders of Senior Indebtedness remaining unpaid and unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts on account of the Senior Indebtedness held or represented by each, to the extent necessary to enable payment in full (except as such payment otherwise shall



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



have been provided for), of all Senior Indebtedness remaining unpaid, after giving effect to all concurrent payments and distributions and all provisions therefor, to or for the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following notice from the Trustee to the holders of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative thereof) notifies the Trustee of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.

                  (f) The Company shall give prompt written notice to the Trustee of any default or event of default, and any cure or waiver thereof, or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

                  SECTION 11.3 DEBENTURES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON ACCELERATION OF PRINCIPAL OF DEBENTURES OR ON DISSOLUTION, LIQUIDATION OR REORGANIZATION.

                  Upon any acceleration of the principal of the Debentures or any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors:

                  (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full (or to have such payment duly provided for) of the principal of, premium, if any, and interest on and all other amounts payable in respect thereof, before the Holders are entitled to receive any payment on account of the principal of, premium, if any, and interest on the Debentures;

                  (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the



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provisions of this Article XI, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Indebtedness or their representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full (or have such payment duly provided for) of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness; and

                  (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of principal of, premium, if any, or interest on the Debentures, as the case may be, before all Senior Indebtedness is paid in full (or provision made therefor), such payment or distribution (subject to the provisions of Sections 11.6 and 11.7 hereof) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of such Senior Indebtedness, or their respective representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full (except as such payment otherwise shall have been provided for) of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following notice from the Trustee to the holders of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.


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



                  The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company or assignment for the benefit of creditors by the Company.

                  SECTION 11.4 DEBENTUREHOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

                  Subject to the payment in full of all Senior Indebtedness (or provision made for its payment), the Holders of Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Debentures shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article XI, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company, to or on account of such Senior Indebtedness, it being understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XI shall have been applied, pursuant to the provisions of this Article XI, to the payment of amounts payable under Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

                  SECTION 11.5  OBLIGATIONS OF THE COMPANY UNCONDITIONAL.

                  Nothing contained in this Article XI or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Debentures as and when




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



the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or in the Debentures prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XI, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article XI or elsewhere in this Indenture or in the Debentures upon any distribution of assets of the Company referred to in this
Article XI, the Trustee, subject to the provisions of Sections 7.1 and 7.2 hereof, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI. Nothing in this Section 11.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

                  SECTION 11.6 TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

                  The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than three Business Days prior to such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2 hereof, shall be entitled in all respects conclusively to assume that no such fact exists.


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                  SECTION 11.7  APPLICATION BY TRUSTEE OF ASSETS DEPOSITED
WITH IT.

                  U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 8.1 or 8.2 hereof shall be for the sole benefit of Debentureholders and, to the extent (i) the making of such deposit by the Company shall not have been in contravention of any term or provision of any agreement creating or evidencing Senior Indebtedness and (ii) allocated for the payment of Debentures, shall not be subject to the subordination provisions of this Article XI. Otherwise, any deposit of assets by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of, premium, if any, or interest on any Debentures shall be subject to the provisions of Sections 11.1, 11.2,
11.3 and 11.4 hereof; provided, that, if prior to the third Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of principal of, premium, if any, or interest on any Debenture) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.6 hereof, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

                  SECTION 11.8 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS.

                  No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article XI shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof with which any such holder may have or be otherwise charged. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company all without affecting the



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liabilities and obligations of the parties to this Indenture or the Holders of the Debentures or the subordination provisions of this Article XI or the rights of holders of Senior Indebtedness to enforce such provisions.

                  SECTION 11.9 DEBENTUREHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF DEBENTURES.

                  Each Holder of the Debentures by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate under this Indenture to effectuate the subordination provisions contained in this Article XI and to protect the rights of the Holders, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of his Debentures in the form required in said proceedings and causing said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Debentures. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Debentureholder in any such proceeding, and the authority granted herein to holders of Senior Indebtedness shall not impose any duty or other obligation on such holders to take any action or refrain from any action with respect to any such plan or proceeding.


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                  SECTION 11.10  RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS.

                  The Trustee shall be entitled to all of the rights set forth in this Article XI in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

                  SECTION 11.11  ARTICLE XI NOT TO PREVENT EVENTS OF DEFAULT.

                  The failure to make a payment on account of principal of, premium, if any, or interest on the Debentures by reason of any provision of this Article XI shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 hereof or in any way prevent the Holders from exercising any right hereunder other than the rights to receive payment on the Debentures and to accelerate the maturity thereof.

                  SECTION 11.12 NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF SENIOR INDEBTEDNESS.

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Debentures or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XI or otherwise. Nothing in this Section 11.12 shall affect the obligation of the Holders or the Company or any other Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative.



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                                   ARTICLE XII

                           RIGHT TO REQUIRE REPURCHASE

                  SECTION 12.1 REPURCHASE OF DEBENTURES AT OPTION OF THE HOLDER UPON CHANGE OF CONTROL.

                  In the event that a Repurchase Event occurs, each Holder of Debentures shall have the right, at such Holder's option, subject to the terms and conditions set forth herein, to require the Company to repurchase all or any part of such Holder's Debentures (provided that the principal amount of such Debentures at maturity must be $1,000 or an integral multiple thereof) on the date that is no later than 45 calendar days after the date the Company gives notice of such Repurchase Event (the "Repurchase Date"), at a cash purchase price (the "Repurchase Price") equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to and including the Repurchase Date.

                  SECTION 12.2 NOTICES; METHOD OF EXERCISING REPURCHASE RIGHT, ETC.

                  (a) Within 30 calendar days after the occurrence of a Repurchase Event, the Company shall make an irrevocable unconditional offer (a "Repurchase Offer") to the Holders to purchase for U.S. Legal Tender all of the Debentures pursuant to the offer described in clause (b) of this Section 12.2 at the Repurchase Price plus accrued and unpaid interest, if any, to the Repurchase Date. Within five Business Days after each date upon which the Company knows of the occurrence of a Repurchase Event requiring the Company to make a Repurchase Offer pursuant to Section 12.1 hereof, the Company shall so notify the Trustee.

                  (b) Notice of a Repurchase Offer shall be sent, not more than 30 calendar days after the occurrence of the Repurchase Event, by first class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders shall contain all instructions and materials required by applicable law and shall contain or make available to Holders other information material to the decision of Holders generally to tender Debentures pursuant to the Repurchase Offer. No failure of the Company to give such notice or defect therein shall limit any Holder's right to exercise his

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



repurchase right or affect the validity of the proceedings for the repurchase of the Debentures. The notice, which shall govern the terms of the Repurchase Offer, shall state that:

                           (i) the Repurchase Offer is being made pursuant to
such notice and this Article XII and that all Debentures, or portions thereof, properly tendered pursuant to the Repurchase Offer prior to the fifth Business Day prior to the Repurchase Date (the "Final Repurchase Put Date") will be accepted for payment;

                           (ii) the Repurchase Price, the Repurchase Date and
the Final Repurchase Put Date;

                           (iii) that any Debenture, or portion thereof, not
tendered or accepted for payment will continue to accrue interest, if interest is then accruing;

                           (iv) that, unless the Company defaults in
depositing U.S. Legal Tender with the Paying Agent in accordance with the last paragraph of clause (c) of this Section 12.2, or payment is otherwise prevented, any Debenture, or portion thereof, accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Repurchase Date;

                           (v) that Holders electing to have a Debenture, or
portion thereof, purchased pursuant to a Repurchase Offer will be required to surrender the Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debenture completed, to the Paying Agent (which may not for purposes of this Article XII, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the Final Repurchase Put Date;

                           (vi)   that Holders will be entitled to withdraw
their election if the Paying Agent receives, prior to the close of business on the Final Repurchase Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debentures the Holder is withdrawing and a statement containing a facsimile signature that such Holder is withdrawing his election to have such principal amount of Debentures purchased;



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




                           (vii) that Holders whose Debentures were purchased
only in part will be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered; and

                           (viii) a brief description, to the extent known to
the Company, of the events resulting in such Repurchase Event.

                  (c) Any such Repurchase Offer shall comply with all applicable provisions of federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws. On or before the Repurchase Date, the Company shall (a) accept for payment Debentures or portions thereof properly tendered pursuant to the Repurchase Offer prior to the close of business on the Final Repurchase Put Date, (b) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Repurchase Price plus accrued and unpaid interest, if any, to the Repurchase Date of all Debentures so tendered and (c) deliver to the Trustee Debentures so accepted together with an Officers' Certificate listing the Debentures or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Debentures so accepted payment in an amount equal to the Repurchase Price plus accrued and unpaid interest, if any, to the Repurchase Date, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Debenture equal in principal amount to any unpurchased portion of the Debenture surrendered. Any Debentures not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof and the principal shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate borne by the Debenture and each Debenture shall remain convertible into Common Stock until the principal of such Debenture shall have been paid or duly provided for. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Date.



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



                                  ARTICLE XIII

                            CONVERSION OF DEBENTURES

                  SECTION 13.1  RIGHT OF CONVERSION; CONVERSION PRICE.

                  Subject to the provision of Section 14 of the Debentures and
Section 13.13 hereof, the Holder of any Debenture or Debentures shall have the right, at his option, at any time before the close of business on April 1, 2002 (except that, with respect to any Debenture or portion of a Debenture which shall be called for redemption, such right shall terminate, at the close of business on the last Business Day prior to the date fixed for redemption of such Debenture or portion of a Debenture unless the Company shall default in payment due upon redemption thereof), to convert, subject to the terms and provisions of this Article XIII, the principal of any such Debenture or Debentures or any portion thereof which is $1,000 principal amount or an integral multiple thereof into shares of Common Stock, initially at the conversion price per share of $16 1/8; or, in case an adjustment of such price has taken place pursuant to the provisions of Section 13.4 hereof, then at the price as last adjusted (such price or adjusted price being referred to herein as the "conversion price"), upon surrender of the Debenture or Debentures, the principal of which is so to be converted, accompanied by written notice of conversion duly executed, to the Company, at any time during usual business hours at the office or agency maintained by it for such purpose, and, if so required by the Conversion Agent or Registrar, accompanied by a written instrument or instruments of transfer in form satisfactory to the Conversion Agent or Registrar duly executed by the Holder or his duly authorized representative in writing. For convenience, the conversion of any portion of the principal of any Debenture or Debentures into Common Stock is hereinafter sometimes referred to as the conversion of such Debenture or Debentures.

                  SECTION 13.2  ISSUANCE OF SHARES ON CONVERSION.

                  As promptly as practicable after the surrender, as herein provided, of any Debenture or Debentures for conversion, the Company shall deliver or cause to be delivered at its said office or agency, to or upon the



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written order of the Holder of the Debenture or Debentures so surrendered, certificates representing the number of fully paid and nonassessable shares of Common Stock into which such Debenture or Debentures may be converted in accordance with the provisions of this Article XIII. Such conversion shall be deemed to have been made as of the close of business on the date that such Debenture or Debentures shall have been surrendered for conversion with a written notice of conversion duly executed, so that the rights of the Holder of such Debenture or Debentures as a Debentureholder shall cease at such time and, subject to the following provisions of this paragraph, the Person or Persons entitled to receive the shares of Common Stock upon conversion of such Debenture or Debentures shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such conversion shall be at the conversion price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the conversion price in effect on the date that such Debenture or Debentures shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

                  Upon conversion of any Debenture which is converted in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations in principal amount equal to the unconverted portion of such Debenture.

                  SECTION 13.3  NO ADJUSTMENT FOR INTEREST OR DIVIDENDS.

                  No payment or adjustment in respect of interest on the Debentures or dividends on the shares of Common Stock shall be made upon the conversion of any Debenture or



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



Debentures; provided, however, that if a Debenture or any portion thereof (other than a Debenture or portion thereof called for redemption) shall be converted subsequent to any Record Date and on or prior to the next succeeding Interest Payment Date, the interest falling due on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name such Debenture is registered at the close of business on such Record Date and Debentures surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date.

                  SECTION 13.4  ADJUSTMENT OF CONVERSION PRICE.

                  (a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in shares of Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

                  (b) In case the Company shall issue rights, options or warrants to all or substantially all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (f) of this Section 13.4) of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business




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



on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the subscription price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. In the event that all of the shares of Common Stock subject to such rights or warrants have not been issued when such rights or warrants expire, then the conversion price shall promptly be readjusted to the conversion price which would then be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights or warrants. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

                  (c) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (d) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of shares of Common Stock evidences of indebtedness or assets of the Company (including securities, but excluding any (i) rights, options or warrants referred to in



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



paragraph (b) of this Section 13.4 and (ii) any dividend or distribution referred to in paragraph (a) of this Section 13.4), the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the day fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (f) of this Section 13.4) of Common Stock on the date fixed for such determination less the then fair market value as determined by the Board of Directors (whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets or evidences of indebtedness so distributed allocable to one share of Common Stock and the denominator shall be such current market price per share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                  (e) In case the shares of Common Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or a stock dividend described in paragraph
(a) or paragraph (c) of this Section 13.4, or a consolidation, merger or sale of assets described in Section 13.10 hereof), then and in each such event the Holders of Debentures shall have the right thereafter to convert such Debentures into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such Debentures might have been converted immediately prior to such reorganization, reclassification or change.

                  (f) For the purpose of any computation under paragraphs (b) and (d) of this Section 13.4, the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Prices for the 15 consecutive Trading Days selected by the Company commencing not more than 30 and not less than 20 Trading Days before the date in question.


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



                  (g) No adjustment in the conversion price shall be required unless such adjustment (plus any adjustments no previously made by reason of this paragraph (g)) would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph
(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (g) shall be made to the nearest cent.

                  (h) The Company may, but shall not be required to, make such reductions in the conversion price, in addition to those required by paragraphs
(a), (b), (c) and (d) of this Section 13.4, as the Company's Board of Directors considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such from income tax purposes or for any other reasons. The Company's Board of Directors shall have the power to resolve any ambiguity or correct any error in the adjustments made pursuant to this Section
13.4 and its actions in so doing shall be final and conclusive.

                  (i) No adjustment in the conversion price need be made for rights to purchase or the sale of the Common Stock pursuant to a Company plan providing for reinvestment of dividends or interest; provided, however, that any discount under such plan may not exceed 5% of the current market price of the Common Stock and such plan is registered under the Act.

                  SECTION 13.5  NOTICE OF ADJUSTMENT OF CONVERSION PRICE.

                  Whenever the conversion price is adjusted as herein provided:

                  (a) the Company shall compute the adjusted conversion price in accordance with Section 13.4 and shall prepare an Officers' Certificate setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based and the computation thereof, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of



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



conversion of Debentures pursuant to Section 2.3 hereof and with the Trustee;
and

                  (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall as soon as practicable as mailed by the Company to all Holders at their last addresses as they shall appear in the Debenture Register.

                  SECTION 13.6  NOTICE OF CERTAIN CORPORATION ACTION.

                  (a)      In case:

                           (i) the Company shall authorize the granting
to holders of its shares of Common Stock of rights or warrants entitling them to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                           (ii)  of any reclassification of the shares
of Common Stock, or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                           (iii) of the voluntary or involuntary dissolution,
liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Debentures pursuant to Section 2.3 and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Debenture Register, at least 10 days (or 20 days in any case specified in clause
(iii) above) prior to the applicable record date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants is to be determined, or (2) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be



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



entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Such notice shall also state whether such transaction will result in any adjustment in the conversion price applicable to the Debentures and, if so, shall state what the adjusted conversion price will be and when it will become effective. Neither the failure to give the notice required by this Section 13.6, nor any defect therein, to any particular Holder shall affect the sufficiency of the notice or the legality or validity of any such dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up, or the vote on any action authorizing such with respect to the other Holders.

                  (b) In case the Company or any Affiliate of the Company shall propose to engage in a "Rule 13e-3 Transaction" (as defined in the SEC's Rule 13e-3 under the Exchange Act) the Company shall, no later than the date on which any information with respect to such Rule 13e-3 Transaction is first required to be given to the SEC or any other person pursuant to such Rule 13e-3, cause to be mailed to all Holders at their last addresses as they shall appear in the Debenture Register, a copy of all information required to be given to the SEC or such other person pursuant to such Rule 13e-3. The information required to be given under this paragraph shall be in addition to and not in lieu of any other information required to be given by the Company pursuant to this Section 13.6 or any other provision of the Debentures or this Indenture.

                  SECTION 13.7  TAXES ON CONVERSIONS.

                  The Company will pay any and all stamp or similar taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of Debentures pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that of the Holder of the Debenture or Debentures to be converted, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has




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established to the satisfaction of the Company that such tax has been paid.

                  SECTION 13.8  FRACTIONAL SHARES.

                  No fractional shares or scrip representing fractional shares shall be issued upon the conversion of Debentures. If any such conversion would otherwise require the issuance of a fractional share an amount equal to such fraction multiplied by the Current Market Price per share of Common Stock (determined as provided in paragraph (f) of Section 13.6 hereof) on the day of conversion shall be paid to the Holder in cash by the Company.

                  SECTION 13.9  CANCELLATION OF CONVERTED DEBENTURES.

                  All Debentures delivered for conversion shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11 hereof.

                  SECTION 13.10 PROVISIONS IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS.

                  (a) In case of any consolidation of the Company with, or merger of the Company into, any other corporation or trust, or in case of any merger of another corporation or trust into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or in case of any sale, transfer or other disposition of all or substantially all of the assets of the Company, the corporation or trust formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall conform to the TIA at the time of execution) providing that the Holder of each Debenture then outstanding shall have the right thereafter, during the period such Debenture shall be convertible as specified in Section 13.1 hereof to convert such Debenture only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of Common Stock of the Company into which such Debenture might have been converted immediately prior to such consolidation, merger, sale or


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transfer, assuming such holder of Common Stock (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section
13.10 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of non-electing shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XIII. The above provisions of this
Section 13.10 shall similarly apply to successive consolidations, mergers, sales or transfers.

                  (b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property receivable by Holders upon the conversion of their Debentures after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto.

                  SECTION 13.11 DISCLAIMER BY TRUSTEE OF RESPONSIBILITY FOR CERTAIN MATTERS.

                  The Trustee and each Conversion Agent (other than the Company or any of its Subsidiaries) shall not at any time be under any duty or responsibility to any Holder of Debentures to determine whether any facts exist which may require any adjustment of the conversion price, or with



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respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and each Conversion Agent (other than the Company or any of its Subsidiaries) shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion or, subject to
Section 7.1 hereof to comply with any of the covenants of the Company contained in this Article XIII. The Trustee and each Conversion Agent (other than the Company or any of its Subsidiaries) shall not at any time be under any duty or responsibility to determine or inquire whether as a result of any conversion of any Debenture any Person would then be deemed to own shares of stock in excess of 9.8%.

                  SECTION 13.12  COVENANT TO RESERVE SHARES.

                  The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized shares of Common Stock, solely for the purpose of issuance upon conversion of Debentures as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Debentures. The Company covenants that all shares of Common Stock which shall be so issuable shall be, when issued in accordance with the Debentures and this Indenture, duly and validly issued and fully paid and nonassessable. For purposes of this Section 13.12, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding Debentures shall be computed as if at the time of computation all outstanding Debentures were held by a single holder.

                  SECTION 13.13 REFUSAL TO CONVERT DEBENTURES TO PROTECT REIT STATUS.

                  Notwithstanding anything herein to the contrary, neither to Company, the Conversion Agent nor the Registrar or co-Registrar shall be required to take any steps to



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effect the conversion of any Debenture or Debentures if such conversion, in the good faith opinion of the Board of Directors, (a) might cause the Company to fail to comply with any requirement necessary for the continued qualification of the Company as a REIT or (b) would result in a single Person owning more than 9.8% of the Company's outstanding stock within the meaning of the Code. For the purpose of the preceding sentence, a Person shall be considered to own shares of Company stock which are owned directly by such Person (held of record by such Person or such Person's nominee or nominees) and shares of Company stock which are owned indirectly by such Person (including shares of Common Stock issuable upon conversion of the Debentures) pursuant to Sections 542, 544 and 856 of the Code and the regulations promulgated thereunder. Any attempted conversion of a Debenture or Debentures by a Holder in violation of the limits set forth above shall be null and void ab initio as to such Holder and such Holder shall not acquire any rights or economic interest in the Common Stock issuable upon such conversion. The Company shall advise the Registrar, co-Registrar and the Conversion Agent in writing promptly of any such determination by the Board of Directors with respect to any Debentures, identifying such Debenture by Holder and other appropriate method, and shall instruct the Registrar and the Conversion Agent not to register the transfer of such Debenture. The Registrar, co-Registrar and the Conversion Agent shall not be liable to the Company, Holders of Debentures or any other Persons for conversions of such Debentures effected prior to its receipt of such written instructions from the Company and the Company shall indemnify the Registrar, co-Registrar and the Conversion
Agent of all claims, costs and expenses incurred by it in connection with refusing to convert Debentures as instructed by the Company.


                                   ARTICLE XIV

                                  MISCELLANEOUS

                  SECTION 14.1  TIA CONTROLS.

                  If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

                  SECTION 14.2  NOTICES.

                  Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery by a nationally recognized overnight air courier, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                           if to the Company:

                           Capstone Capital Corporation
                           100 Urban Center Drive
                           Suite 630
                           Birmingham, Alabama  35242
                           Attention:  Chief Financial Officer
                           Telecopy:   (205) 967-9066

                           with copies to:

                           Sirote & Permutt, P.C.
                           2222 Arlington Avenue South
                           Birmingham, AL 35205
                           Attention:  John Cooper and
                                       W. Todd Carlisle

                           Telecopy:  (205) 930-5301

                           and

                           Sirote & Permutt, P.C.
                           200 Clinton Avenue, N.W.
                           Huntsville, Alabama 35801
                           Attention:  Wanda S. McNeil
                           Telecopy:  (205) 518-3681


                           if to the Trustee:

                           AmSouth Bank of Alabama
                           AmSouth/Harbert Plaza
                           1901 Sixth Avenue North
                           Suite 730
                           Birmingham, AL 35203

                           Attention:  Corporate Trust Administrator
                           Telecopy:  205-581-7661

                  The Company or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered or delivered by air courier; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Debentureholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 14.3  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

                  Debentureholders may communicate pursuant to TIA ss. 312(b) with other Debentureholders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

                  SECTION 14.4  CERTIFICATE AND OPINION AS TO CONDITIONS
PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 14.5  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact or mixed matters of law and fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                  SECTION 14.6  LEGAL HOLIDAYS.

                  A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions at such place are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  SECTION 14.7  GOVERNING LAW.

                  This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law. The Company hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Debentures, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company irrevocably waives, to the fullest extent they may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Debentureholder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

                  SECTION 14.8  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 14.9  NO RECOURSE AGAINST OTHERS.

                  A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Debentureholder by accepting a Debenture waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Debentures.

                  SECTION 14.10  SUCCESSORS.

                  All agreements of the Company in this Indenture and the Debentures shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 14.11  DUPLICATE ORIGINALS.

                  All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

                  SECTION 14.12  SEVERABILITY.

                  In case any one or more of the provisions in this Indenture or in the Debentures shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                  SECTION 14.13  TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                    CAPSTONE CAPITAL CORPORATION



                                    By: /s/ Andrew L. Kizer
                                        -------------------------------------
                                            Name: Andrew L. Kizer
                                            Title: Vice President





                                    AMSOUTH BANK OF ALABAMA



                                    By: /s/ Charles S. Northen IV
                                        -------------------------------------
                                            Name: Charles S. Northen IV
                                            Title: Assistant Vice President
                                                   and Corporate Trust Officer

                                                                       EXHIBIT A


                                FORM OF DEBENTURE


                          CAPSTONE CAPITAL CORPORATION

10 1/2% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2002

No.                                                          $
    ---------                                                 --------------

                  Capstone Capital Corporation, a Maryland corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of ________________ Dollars, on April 1, 2002.

                  Interest Payment Dates:   April 1 and October 1
                                            commencing October 1, 1995

                  Record Dates:             March 15 and September 15

                  Reference is made to the further provisions of this Debenture on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated:

                                            CAPSTONE CAPITAL CORPORATION


                                            By:
                                               --------------------------------

Attest:

----------------------------------
Secretary

[Seal]

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Debentures described in the within-mentioned Indenture.

                                            AMSOUTH BANK OF ALABAMA, as Trustee



                                            By:
                                               ---------------------------------
                                                       Authorized Officer

Dated:

                                     LEGEND


IF NECESSARY TO EFFECT COMPLIANCE BY THE COMPANY WITH CERTAIN PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THE TRANSFER OR OWNERSHIP OF THE DEBENTURES REPRESENTED BY THIS CERTIFICATE AND THE CONVERSION OF SUCH DEBENTURES INTO SHARES OF COMMON STOCK OF THE COMPANY MAY BE PROHIBITED UPON THE TERMS AND CONDITIONS SET FORTH BELOW AND IN THE INDENTURE AND THE ARTICLES OF INCORPORATION AND BYLAWS OF THE COMPANY. THE COMPANY WILL FURNISH A COPY OF SUCH TERMS AND CONDITIONS TO THE REGISTERED HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE. TO ENABLE THE COMPANY TO ENSURE THAT IT COMPLIES WITH THE PROVISIONS OF THE CODE, THE HOLDER OF THE DEBENTURES REPRESENTED BY THIS CERTIFICATE AND ANY PROPOSED TRANSFEREE OF SUCH HOLDER SHALL UPON DEMAND DISCLOSE TO THE CORPORATION IN WRITING SUCH INFORMATION AS THE COMPANY MAY DEEM NECESSARY FOR SUCH PURPOSES.

                          CAPSTONE CAPITAL CORPORATION


               10 1/2% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2002


1.       Interest.

                  Capstone Capital Corporation, a Maryland corporation (the "Company"), promises to pay interest on the principal amount of this Debenture at a rate of 10 1/2% per annum until the principal hereof is paid or made available for payment. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 10 1/2% per annum.

                  The Company will pay interest semi-annually on April 1 and October 1 of each year (each, an "Interest Payment Date"), commencing October 1, 1995. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Debentures. Notwithstanding the foregoing, Debentures issued pursuant to the Over-Allotment Option shall accrue interest from the date of issuance of the initial $50,000,000 aggregate principal amount of Debentures. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment.

                  The Company shall pay interest on the Debentures (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Debentures to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal of, premium, if any, and interest on the Debentures in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal of, premium, if any and interest on the Debentures by wire transfer of federal funds, or interest by its check payable in such U.S. Legal Tender. The Company shall deliver any such interest payment to the Paying Agent who shall remit such payment to the Person in whose name this Debenture (or one or more predecessor Debentures) is registered at the close of business on the Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either (i) be paid to the Person in whose name this Debenture (or one or more predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or (ii) be paid at any time in any other lawful manner not inconsistent with the requirement of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange.

3.       Registrar and Agents.

                  Initially, AmSouth Bank of Alabama (the "Trustee") will act as Registrar, co-Registrar, Paying Agent, Conversion Agent and agent for service of notice and demands. The Company may change any Registrar, co-Registrar, Paying Agent, Conversion Agent and agent for service of notice and demands without notice to the Holders. The Company or an Affiliate of the Company may, subject to certain exceptions, act as Registrar or co-Registrar, Paying Agent or Conversion Agent.

4.       Indenture.

                  The Company issued the Debentures under an Indenture, dated as of March 30, 1995 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa - 77bbbb), as amended (the "TIA"), as in effect on the date of the Indenture. The Debentures are subject to all such terms, and Holders of Debentures are referred to the Indenture and the TIA for a statement of them. The Debentures are general unsecured obligations of the Company limited in aggregate principal amount to $50,000,000 (up to $57,500,000 if the Over-Allotment Option is exercised in full).

5.       Optional Redemption.

                  (a) The Debentures may be redeemed, in whole or in part, at any time on and after April 5, 2000, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, together with any accrued but unpaid interest to and including the Redemption Date.

If redeemed during the period indicated below, the Redemption Price shall be:

                                                   Redemption Price
                                                   ----------------
April 5, 2000 - March 31, 2001 . . . . . . .             103.0%
April 1, 2001 - March 31, 2002 . . . . . . .             101.5%

                  Any such redemption will comply with Article III of the Indenture. Pursuant to Section 3.3 of the Indenture if less than all of the Debentures are to be redeemed, the Trustee shall redeem pro rata or by lot or in such other manner as complies with any applicable legal and stock exchange requirements.

                  (b) Notwithstanding the foregoing paragraph, the Debentures will be subject to redemption, in whole or in part, at any time, but only to the extent necessary for the Company to continue to qualify as a REIT. The Redemption Price of such Debentures redeemed shall equal 100% of the principal amount thereof, plus accrued and unpaid interest to and including the Redemption Date. The Company may exercise such redemption powers solely with respect to Holders who pose a threat to the Company's REIT status and only to the extent deemed necessary or advisable by the Board of Directors of the Company to preserve such status.

6.       Notice of Redemption.

                  Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Debentures to be redeemed at his registered address. The Debentures may be redeemed in part in multiples of $1,000 only. Debentures in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Debentures called for redemption shall have been deposited with the Paying Agent on such Redemption Date the Debentures called for redemption will cease to bear interest and the only right of the Holders of such Debentures will be to receive payment of the Redemption Price and any accrued and unpaid interest to and including the Redemption Date.

7.       Denominations; Transfer; Exchange.

                  The Debentures are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Debentures in accordance with the Indenture. The Registrar or co-Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar or co-Registrar is not required (i) to issue, register the transfer of or exchange any Debentures during a period beginning 10 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article XII of the Indenture or redeem Debentures pursuant to Article III of the Indenture and ending at the close of business on the day of such mailing; (ii) to register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of Debentures being redeemed in part; or (iii) to register the transfer of any Debentures if such transfer, in the good faith opinion of the Board of Directors (a) might cause the Company to fail to comply with any requirement necessary for the continued qualification of the Company as a REIT under Section 856 through 859 of the Code, or (b) would result in a single Person owning more than 9.8% of the Company's outstanding stock within the meaning of the Code. For the purpose of the preceding sentence, a Person shall be considered to own shares of Company stock which are owned directly by such Person (held of record by such Person or such Person's nominee or nominees) and shares of Company stock which are owned indirectly by such Person (including shares of Common Stock issuable upon conversion of the Debentures) pursuant to Sections 542, 544 and 856 of the Code and the regulations promulgated thereunder. Any attempted transfer of a Debenture or Debentures by a Holder in violation of the limits set forth above shall be null and void ab initio as to such Holder and such transferee, and such transferee shall not acquire any rights or economic interest in the Debenture or Debentures transferred.

8.       Persons Deemed Owners.

                  The Company, the Trustee and any agent of the Company or the Trustee may treat the registered Holder of a Debenture as the owner of it for all purposes; provided, however, that for the purposes of determining whether or not a Holder of a Debenture or any other Person having an interest therein if such Debenture were thereupon converted would be deemed to own shares of stock in excess of the limits of 9.8%, beneficial ownership of such Debenture shall be determined by reference to Sections 542, 544 and 856 of the Code and the regulations promulgated thereunder. Ownership of the Debentures is conditioned upon the owner or prospective owner thereof having provided to the Company definitive written information concerning such ownership.

9.       Unclaimed Money.

                  If money for the payment of principal of, premium, if any or interest on the Debentures remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.      Discharge Prior to Redemption or Maturity.

                  If the Company at any time deposits into an irrevocable trust with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of, premium, if any, and interest on the Debentures to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Debentures (excluding its obligation to pay the principal of, premium, if any, and interest on the Debentures).

11.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Debentures then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Debentures then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Debentures to, among other things, cure any ambiguity, defect or inconsistency (provided such amendment or supplement does not adversely affect the rights of any Holder of a Debenture).

12.      Restrictive Covenants.

                  The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must make quarterly reports to the Trustee with respect to its compliance with such limitations.

13.      Repurchase Event.

                  In the event there shall occur any Repurchase Event, each Holder of Debentures shall have the right, at such Holder's option but subject to the limitations and conditions set forth in the Indenture, to require the Company to purchase on the Repurchase Date in the manner specified in the Indenture, all or any part (in integral multiples of $1,000) of such Holder's Debentures at a Repurchase Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to and including the Repurchase Date.

14.      Conversion.

                  A Holder of a Debenture may convert such Debenture into shares of Common Stock of the Company at any time before the close of business on April 1, 2002. If the Debenture is called for redemption, the Holder may convert it at any time before the close of business on the last Business Day prior to the date fixed for such redemption. The initial conversion price is $16 1/8 per share, subject to adjustment in certain events. To determine the number of shares issuable upon conversion of a Debenture, divide the principle amount to be converted by the conversion price in effect on the conversion date. The Company will deliver a check for any fractional share.

                  To convert a Debenture, a Holder must (i) complete and sign the Conversion Notice on the back of the Debenture, (ii) surrender the Debenture to a Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (iv) pay any transfer or similar tax if required. No adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of Common Stock issued on conversion; provided, however, that if a Debenture (other than a Debenture called for redemption) is surrendered for conversion after the Record Date for a payment of interest and on or before the Interest Payment Date, then, notwithstanding such conversion, the interest falling due to such Interest Payment Date will be paid to the Person in whose name the Debenture is registered at the close of business on such Record Date and any Debenture surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date. A Holder may convert a portion of a Debenture if the portion is $1,000 principal amount or an integral multiple thereof.

                  If the Company is a party to a consolidation or merger or a transfer, lease or other disposition of all or substantially all of its assets, the right to convert a Debenture into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another Person.

                  Notwithstanding the foregoing, a Holder may not convert any Debenture, and such Debenture shall not be convertible by any Holder, if such conversion, in the good faith opinion of the Board of Directors (a) might cause the Company to fail to comply with any requirement necessary for the continued qualification of the Company as a REIT under Section 856 through 859 of the Code, or (b) would result in a single Person owning more than 9.8% of the Company's outstanding stock within the meaning of the Code. For the purpose of the preceding sentence, a Person shall be considered to own shares of Company stock which are owned directly by such Person (held of record by such Person or such Person's nominee or nominees) and shares of Company stock which are owned indirectly by such Person (including shares of Common Stock issuable upon conversion of the Debentures) pursuant to Sections 542, 544 and 856 of the Code and the regulations promulgated thereunder. Any attempted conversion of a Debenture or Debentures by a Holder in violation of the limits set forth above shall be null and void ab initio as to such Holder and such Holder shall not acquire any rights or economic interest in the Common Stock issuable upon such conversion.

15.      Successors.

                  When a successor assumes all the obligations of its predecessor under the Debentures and the Indenture, the predecessor will be released from those obligations.

16.      Defaults and Remedies.

                  Subject to certain restrictions on the ability to accelerate contained in the subordination provisions in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Debentures then outstanding may declare all the Debentures to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Debentures then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Debentures notice of any continuing Default or Event of Default (except a Default in payment of principal of, premium, if any, or interest on the Debentures, including a Default at any Maturity Date), if it determines that withholding notice is in their interest.

17.      No Recourse Against Others.

                  No stockholder, director, officer, employee or incorporator, as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligation of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Debenture by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

18.      Subordination.

                  The Indebtedness evidenced by this Debenture is subordinate to all Senior Indebtedness of the Company. To the extent and in the manner provided in the Indenture, Senior Indebtedness must be paid before any payment may be made to any Holders of Debentures. In addition, under certain circumstances, upon the occurrence of an Event of Default, the Trustee and the Holders of the Debentures may be prohibited from accelerating the obligations of the Company under the Debentures and the Indenture. Each Holder of this Debenture, by accepting the same (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

                  In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefit of the subordination provisions irrespective of any amendment, modification or waiver of any term of any instrument relating to the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

19.      Authentication.

                  This Debenture shall not be valid until the Trustee or an authenticating agent acceptable to the Company signs the certificate of authentication on the other side of this Debenture.

20.      Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Debenture or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may also be used though not in the above list. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture.

21. CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Debenture Identification Procedures, the Company will cause CUSIP numbers to be printed on the Debentures as a convenience to the Holders of the Debentures. No representation is made as to the accuracy of such numbers as printed on the Debentures and reliance may be placed only on the other identification numbers printed hereon.



THE COMPANY WILL FURNISH TO ANY DEBENTUREHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: CAPSTONE CAPITAL CORPORATION, C/O SECRETARY, 1000 URBAN CENTER DRIVE, SUITE 630, BIRMINGHAM, ALABAMA 35242.

                               FORM OF ASSIGNMENT


I or we assign this Debenture to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)


                  Please insert Social Security or other identifying number of assignee

-------------------------

and irrevocably appoint __________ agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.


Dated:                   Signed:  x
      -----------                   --------------------------------------------
                                  x
                                    --------------------------------------------
                                  x
                                    --------------------------------------------
                                    NOTICE:  THE SIGNATURE(S) TO THIS ASSIGNMENT
                                    MUST CORRESPOND WITH THE NAME(S) AS WRITTEN
                                    UPON THE FACE OF THE CERTIFICATE, IN EVERY
                                    PARTICULAR, WITHOUT ALTERATION OR
                                    ENLARGEMENT OR ANY CHANGE WHATSOEVER



Signatures guaranteed: x
                          ------------------------------------------------------
                          THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.























   KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED,
      THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE
                     ISSUANCE OF A REPLACEMENT CERTIFICATE.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Debenture purchased by the Company pursuant to Article XII of the Indenture, check the box: [ ]

                  If you want to elect to have only part of this Debenture purchased by the Company pursuant to Article XII of the Indenture state the amount you want to be purchased (which must be a minimum of $1,000 or any multiple thereof): $
                    ---------------



Dated:                   Signed:  x
      ---------------              ---------------------------------------------
                                  x
                                   ---------------------------------------------
                                  x
                                   ---------------------------------------------
                                   NOTICE:  THE SIGNATURE(S) TO THIS ELECTION TO
                                   PURCHASE MUST CORRESPOND WITH THE NAME(S) AS
                                   WRITTEN UPON THE FACE OF THE CERTIFICATE, IN
                                   EVERY PARTICULAR, WITHOUT ALTERATION OR
                                   ENLARGEMENT OR ANY CHANGE WHATSOEVER





Signatures guaranteed:  x
                         -------------------------------------------------------
                         THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

                                CONVERSION NOTICE

                  To convert this Debenture into shares of common stock, par
value $.001 per share, of the Company, check the box:  [   ]

                  To convert only part of this Debenture, state the principal amount you want to be converted (which must be a minimum of $1,000 or any multiple thereof): $
                    ---------------

                  If you want the certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type other person's name, address and zip code)


                  Please insert Social Security or other identifying number of other person:

-------------------------



Dated:                   Signed:  x
      -----------                  ---------------------------------------------
                                  x
                                   ---------------------------------------------
                                  x
                                   ---------------------------------------------
                                   NOTICE:  THE SIGNATURE(S) TO THIS ELECTION TO
                                   CONVERT MUST CORRESPOND WITH THE NAME(S) AS
                                   WRITTEN UPON THE FACE OF THE CERTIFICATE, IN
                                   EVERY PARTICULAR, WITHOUT ALTERATION OR
                                   ENLARGEMENT OR ANY CHANGE WHATSOEVER





Signatures guaranteed: x
                        --------------------------------------------------------
                        THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
                        AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.